SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 27, 2008

CenturyTel, Inc.
(Exact Name of Registrant as Specified in Charter)

Louisiana	1-7784	72-0651161
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

100 CenturyTel Drive
Monroe, Louisiana		71203
(Address of Principal Executive Offices)		(Zip Code)
(318) 388-9000
Registrant’s telephone number, including area code

n/a
(Former Name and Address,
If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

x Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
x Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

              On October 27, 2008, CenturyTel, Inc. (“CenturyTel”) and Embarq Corporation (“Embarq”) issued a joint press release announcing the execution of an Agreement and Plan of Merger, dated as of October 26, 2008 (the “Merger Agreement”), by and among CenturyTel, Embarq and Cajun Acquisition Company (“Merger Subsidiary”). Subject to the terms and conditions set forth therein, Merger Subsidiary will merge with and into Embarq, with Embarq surviving as a wholly owned subsidiary of CenturyTel (the “Merger”). CenturyTel and Embarq also made a joint investor presentation principally concerning the Merger, which also briefly addressed results of operations of CenturyTel and Embarq for the third quarter of 2008. A copy of the joint press release and the joint investor presentation is attached hereto as Exhibits 99.1 and 99.2, respectively. In addition, a transcript of the joint investor presentation is attached hereto as Exhibit 99.3.

              Also on October 27, 2008, CenturyTel distributed to its employees a letter regarding the execution of the Merger Agreement and the Merger, a copy of which letter is attached hereto as Exhibit 99.4.

              The exhibits attached hereto are incorporated herein by reference and each of the foregoing descriptions of such materials is qualified in its entirety by reference to such materials.

              The information required by Item 1.01, including a copy of the Merger Agreement will be filed in a separate Current Report on Form 8-K later this week. Information required by Item 2.02 has been filed in a separate Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

Exhibit No.	Document Designation

99.1	Joint Press Release, dated October 27, 2008.
99.2	Joint Investor Presentation Materials, dated October 27, 2008.
99.3	Transcript of Joint Investor Presentation, dated October 27, 2008.
99.4	Employee Letter, dated October 27, 2008.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2008

CENTURYTEL, INC.

By: /s/ Neil A. Sweasy
Name:	Neil A. Sweasy
Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Joint Press Release, dated October 27, 2008.
99.2	Joint Investor Presentation Materials, dated October 27, 2008.
99.3	Transcript of Joint Investor Presentation, dated October 27, 2008.
99.4	Employee Letter, dated October 27, 2008.